SUB-ADVISORY AGREEMENT

  AGREEMENT made this 28th day of February, 1997, by and between INVESCO Funds Group, Inc. ("INVESCO"), a Delaware corporation, and INVESCO TRUST COMPANY, a Colorado corporation ("the Sub-Adviser").

                                  WITNESSETH:

  WHEREAS, INVESCO VARIABLE INVESTMENT FUNDS, INC. (the "Company") is engaged in business as a diversified, open-end management investment company regis-tered under the Investment Company Act of 1940, as amended (hereinafter re-ferred to as the "Investment Company Act") and has one class of shares (the "Shares"), which is divided into series, each representing an interest in a separate portfolio of investments, with three such series being designated the INVESCO VIF-Industrial Income Portfolio, the INVESCO VIF-High Yield Portfolio and the INVESCO VIF-Utilities Portfolio (the "Funds"); and

  WHEREAS, INVESCO and the Sub-Adviser are engaged in rendering investment ad-visory services and are registered as investment advisers under the Investment Advisers Act of 1940; and

  WHEREAS, INVESCO has entered into an Investment Advisory Agreement with the Company (the "INVESCO Investment Advisory Agreement"), pursuant to which INVESCO is required to provide investment advisory services to the Company, and, upon receipt of written approval of the Company, is authorized to retain companies which are affiliated with INVESCO to provide such services; and

  WHEREAS, the Sub-Adviser is willing to provide investment advisory services to the Company on the terms and conditions hereinafter set forth;

  NOW, THEREFORE, in consideration of the premises and the covenants hereinaf-ter contained, INVESCO and the Sub-Adviser hereby agree as follows:

                                   ARTICLE I

                           DUTIES OF THE SUB-ADVISER

  INVESCO hereby employs the Sub-Adviser to act as investment adviser to the Company and to furnish the investment advisory services described below, sub-ject to the broad supervision of INVESCO and Board of Directors of the Compa-ny, for the period and on the terms and conditions set forth in this Agree-ment. The Sub-Adviser hereby accepts such assignment and agrees during such period, at its own expense, to render such services and to assume the obliga-tions herein set forth for the compensation provided for herein. The Sub-Ad-viser shall for all purposes herein be deemed to be an independent contractor and, unless otherwise expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

  The Sub-Adviser hereby agrees to manage the investment operations of the Funds, subject to the supervision of the Company's directors (the "Directors") and INVESCO. Specifically, the Sub-Adviser agrees to perform the following services:


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   (a) to manage the investment and reinvestment of all the assets, now or hereafter acquired, of the Funds, and to execute all purchases and sales of portfolio securities;

   (b) to maintain a continuous investment program for the Funds, consis-tent with (i) the Funds' investment policies as set forth in the Company's Registration Statement, as from time to time amended, under the Investment Company Act of 1940, as amended (the "1940 Act"), and in any prospectus and/or statement of additional information of the Funds, as from time to time amended and in use under the Securities Act of 1933, as amended, and
 (ii) the Company's status as a regulated investment company under the In-ternal Revenue Code of 1986, as amended;

   (c) to determine what securities are to be purchased or sold for the Funds, unless otherwise directed by the Directors of the Company or INVESCO, and to execute transactions accordingly;

   (d) to provide to the Funds the benefit of all of the investment analy-sis and research, the reviews of current economic conditions and trends, and the consideration of long-range investment policy now or hereafter generally available to investment advisory customers of the Sub-Adviser;

   (e) to determine what portion of the Funds should be invested in the various types of securities authorized for purchase by the Funds; and

   (f) to make recommendations as to the manner in which voting rights, rights to consent to Fund action and any other rights pertaining to the Funds' portfolio securities shall be exercised.

  With respect to execution of transactions for the Funds, the Sub-Adviser is authorized to employ such brokers or dealers as may, in the Sub-Adviser's best judgment, implement the policy of the Funds to obtain prompt and reliable exe-cution at the most favorable price obtainable. In assigning an execution or negotiating the commission to be paid therefor, the Sub-Adviser is authorized to consider the full range and quality of a broker's services which benefit the Funds, including but not limited to research and analytical capabilities, reliability of performance, and financial soundness and responsibility. Re-search services prepared and furnished by brokers through which the Sub-Ad-viser effects securities transactions on behalf of the Funds may be used by the Sub-Adviser in servicing all of its accounts, and not all such services may be used by the Sub-Adviser in connection with the Funds. The Sub-Adviser may follow a policy of considering sales of variable annuity or variable life insurance contracts for which the Funds serve as investment vehicles as a fac-tor in the selection of broker/dealers to execute portfolio transactions, sub-ject to the requirements of best execution discussed above. In the selection of a broker or dealer for execution of any negotiated transaction, the Sub-Ad-viser shall have no duty or obligation to seek advance competitive bidding for the most favorable negotiated commission rate for such transaction, or to se-lect any broker solely on the basis of its purported or "posted" commission rate for such transaction, provided, however, that the Sub-Adviser shall con-sider such "posted" commission rates, if any, together with any other informa-tion available at the time as to the level of commissions known to be charged on comparable transactions by other qualified brokerage firms, as well as all other relevant factors and circumstances, including the size of any contempo-

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raneous market in such securities, the importance to the Funds of speed, effi-
ciency, and confidentiality of execution, the execution capabilities required by the circumstances of the particular transactions, and the apparent knowl-edge or familiarity with sources from or to whom such securities may be pur-chased or sold. Where the commission rate reflects services, reliability and other relevant factors in addition to the cost of execution, the Sub-Adviser shall have the burden of demonstrating that such expenditures were bona fide and for the benefit of the Funds.

                                  ARTICLE II

                      ALLOCATION OF CHARGES AND EXPENSES

  The Sub-Adviser assumes and shall pay for maintaining the staff and person-nel necessary to perform its obligations under this Agreement, and shall, at its own expense, provide the office space, equipment and facilities necessary to perform its obligations under this Agreement. Except to the extent ex-pressly assumed by the Sub-Adviser herein and except to the extent required by law to be paid by the Sub-Adviser, INVESCO and/or the Company shall pay all costs and expenses in connection with the operations of the Funds.

                                  ARTICLE III

                        COMPENSATION OF THE SUB-ADVISER

  For the services rendered, facilities furnished, and expenses assumed by the Sub-Adviser, INVESCO shall pay to the Sub-Adviser a fee, computed daily and paid as of the last day of each month, using for each daily calculation the most recently determined net asset value of the Funds, as determined by a val-uation made in accordance with the Funds' procedures for calculating its net asset value as described in the Funds' Prospectus and/or Statement of Addi-tional Information. The advisory fee to the Sub-Adviser with respect to the INVESCO VIF-Industrial Income Portfolio shall be computed at the annual rate of 0.375% of the first $500 million of such Fund's average net assets, 0.325% of the next $500 million of such Fund's average net assets, and 0.275% of such Fund's average net assets in excess of $1 billion. The advisory fee to the Sub-Adviser with respect to each of the INVESCO VIF-High Yield Portfolio and the INVESCO VIF-Utilities Portfolio shall be computed at the annual rate of 0.30% of the first $500 million of such Fund's average net assets, 0.275% of the next $500 million of such Fund's average net assets, and 0.225% of such Fund's average net assets in excess of $1 billion. During any period when the determination of the Funds' net asset value is suspended by the Directors of the Company, the net asset value of a share of the Funds as of the last busi-ness day prior to such suspension shall, for the purpose of this Article III, be deemed to be the net asset value at the close of each succeeding business day until it is again determined. However, no such fee shall be paid to the Sub-Adviser with respect to any assets of the Funds which may be invested in any other investment company for which the Sub-Adviser serves as investment adviser or sub-adviser. The fee provided for hereunder shall be prorated in any month in which this Agreement is not in effect for the entire month. The Sub-Adviser shall be entitled to receive fees hereunder only for such periods as the INVESCO Investment Advisory Agreement remains in effect.

                                 ARTICLE IV

                    LIMITATION OF LIABILITY OF SUB-ADVISER

  The Sub-Adviser shall not be liable for any error of judgment, mistake of law or for any loss arising out of any investment or for any act or omission in the performance of sub-advisory services rendered with respect to the Com-pany or the Funds, except for willful misfeasance, bad faith or gross negli-gence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. As used in this Article IV, "Sub-Advis-er" shall include any affiliates of the Sub-Adviser performing services con-templated hereby and directors, officers and employees of the Sub-Adviser and such affiliates.

                                   ARTICLE V

                         ACTIVITIES OF THE SUB-ADVISER

  The services of the Sub-Adviser to the Funds are not to be deemed to be ex-clusive, the Sub-Adviser and any person controlled by or under common control with the Sub-Adviser (for purposes of this Article V referred to as "affili-ates") being free to render services to others. It is understood that direc-tors, officers, employees and shareholders of the Company are or may become interested in the Sub-Adviser and its affiliates, as directors, officers, em-ployees and shareholders or otherwise, and that directors, officers, employees and shareholders of the Sub-Adviser, INVESCO and their affiliates are or may become interested in the Company as directors, officers and employees.

                                  ARTICLE VI

                   AVOIDANCE OF INCONSISTENT POSITIONS AND
                        COMPLIANCE WITH APPLICABLE LAWS

  In connection with purchases or sales of securities for the investment port-folio of the Funds, neither the Sub-Adviser nor any of its directors, officers or employees will act as a principal or agent for any party other than the Funds or receive any commissions. The Sub-Adviser will comply with all appli-cable laws in acting hereunder including, without limitation, the 1940 Act; the Investment Advisers Act of 1940, as amended; and all rules and regulations duly promulgated under the foregoing.

                                  ARTICLE VII

                  DURATION AND TERMINATION OF THIS AGREEMENT

  This Agreement shall become effective as of the date it is approved by a ma-jority of the outstanding voting securities of the Funds, and shall remain in force for an initial term ending two years from the date of execution and from year to year thereafter until its termination in accordance with this Article VII, but only so long as such continuance is specifically approved at least annually by (i) the Directors of the Company, or by the vote of a majority of the outstanding voting securities of the Funds, and (ii) a majority of those


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Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval. In the event of the disapproval of this Agreement, or of the continuation hereof, by the shareholders of a particular Fund (or by the Di-rectors of the Company as to a particular Fund), the parties intend that such disapproval shall be effective only as to such Fund, and that such disapproval shall not affect the validity or effectiveness of the approval of this Agree-ment, or of the continuation hereof, by the shareholders of any other Fund (or by the Directors, including a majority of the disinterested Directors) as to such other Fund; in such case, this Agreement shall be deemed to have been validly approved or continued, as the case may be, as to such other Fund.

  This Agreement may be terminated at any time, without the payment of any penalty, by INVESCO; the Funds by vote of the Directors of the Company, by vote of a majority of the outstanding voting securities of the Funds or, with respect to a particular Fund, by a majority of the outstanding voting securi-ties of that Fund, as the case may be; or by the Sub-Adviser. A termination by INVESCO or the Sub-Adviser shall require sixty days' written notice to the other party and to the Company, and a termination by the Company shall require such notice to each of the parties. This Agreement shall automatically termi-nate in the event of its assignment to the extent required by the Investment Company Act of 1940 and the Rules thereunder.

  The Sub-Adviser agrees to furnish to the Directors of the Company such in-formation on an annual basis as may reasonably be necessary to evaluate the terms of this Agreement.

  Termination of this Agreement shall not affect the right of the Sub-Adviser to receive payments on any unpaid balance of the compensation described in Ar-ticle III hereof earned prior to such termination.

                                 ARTICLE VIII

                         AMENDMENTS OF THIS AGREEMENT

  No provision of this Agreement may be orally changed or discharged, but may only be modified by an instrument in writing signed by the Sub-Adviser and INVESCO. In addition, no amendment to this Agreement shall be effective unless approved by (1) the vote of a majority of the Directors of the Company, in-cluding a majority of the Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such amendment and (2) the vote of a majority of the outstanding voting securities of the Funds (other than an amendment which can be effective without shareholder approval under applicable law). In the event of the disapproval of an amendment of this Agreement by the shareholders of a particular Fund (or by the Directors of the Company as to a particular Fund), the parties intend that such disapproval shall be effective only as to such Fund, and that such disapproval shall not affect the validity or effectiveness of the approval of the amendment by the shareholders of any other Fund (or by the Directors, including a majority of the disinterested Directors) as to such other Fund; in such case, this Agreement shall be deemed to have been validly amended as to such other Fund.

                                  ARTICLE IX

                         DEFINITIONS OF CERTAIN TERMS

  In interpreting the provisions of this Agreement, the terms "vote of a ma-jority of the outstanding voting securities," "assignments," "affiliated per-son" and "interested person," when used in this Agreement, shall have the re-spective meanings specified in the Investment Company Act and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

                                   ARTICLE X

                                 GOVERNING LAW

  This Agreement shall be construed in accordance with the laws of the State of Colorado and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of Colorado, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                                  ARTICLE XI

                                 MISCELLANEOUS

  Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

  Severability. Each provision of this Agreement is intended to be severable. If any provision of this Agreement shall be held illegal or made invalid by a court decision, statute, rule or otherwise, such illegality or invalidity shall not affect the validity or enforceability of the remainder of this Agreement.

  Headings. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the size, extent or intent of this Agreement or any provision hereof.



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   IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above written.

                                          INVESCO FUNDS GROUP, INC.

                                          By: /s/ Ronald L. Grooms
                                              ---------------------
                                                Senior Vice President

ATTEST:

/s/ Glen A. Payne
-----------------------
        Secretary

                                          INVESCO TRUST COMPANY

                                          By: /s/ Dan J. Hesser
                                              --------------------
                                                      President

ATTEST:

/s/ Glen A. Payne
-----------------------
        Secretary